INCORPOTATED UNDER THE LAWS OF THE STATE OF DELAWARE

                       FIRST  CAPITAL INTERNATIONAL, INC.

      100,000,000  AUTHORIZED SHARES     $.001 PAR VALUE     NON-ASSESSABLE


THIS  CERTIFIES  THAT


IS  THE  RECORD  HOLDER  OF


SHARES OF             FIRST CAPTIAL INTERNATIONAL, INC.             COMMON STOCK

TRANSFERABLE ON THE BOOKS OF THE CORPORTATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THE CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORTATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


DATED:

   Joseph A. Bond                                                Alex Genin

     SECRETARY                                                    PRESIDENT